Exhibit 10.4
EXECUTION
RELEASE AGREEMENT
     This RELEASE AGREEMENT (this “Agreement”) is executed as of March 5, 2010, by ROYAL BANK OF CANADA (in its capacity as “Administrative Agent” and “Collateral Agent” for the Lenders (hereafter defined)) (the “Secured Party”) whose address is Royal Bank Plaza, P.O. Box 50, 200 Bay Street, 12th Floor, South Tower, Toronto, Ontario M5J 2W7 in favor of QUEST RESOURCE CORPORATION, a Nevada corporation (“Debtor”), whose address is 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102.
RECITALS:
     A. Pursuant to that certain Credit Agreement, dated as of November 15, 2007 (the “Original Credit Agreement”) among Debtor, as debtor, the various financial institutions that are, or may from time to time become, parties thereto (individually an “Lender” and collectively the “Lenders”) and Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”), and collateral agent (in such capacity, the “Collateral Agent”), the Lenders agreed to make Loans for the account of the Debtor.
     B. To secure loans made by the Lenders to the Debtor pursuant to the Original Credit Agreement, Debtor entered into that certain Pledge and Security Agreement dated as of November 15, 2007 in favor of the Administrative Agent for the benefit of the Lenders, as amended by a First Amendment to Pledge and Security Agreement dated as of July 11, 2008 (as amended, the “Security Agreement”) pursuant to which the Debtor granted a security interest in all assets of Debtor, including without limitation, all partnership and limited liability company interests owned by Debtor.
     C. Pursuant to that certain Amended and Restated Credit Agreement dated as of July 11, 2008 (the “First Amended and Restated Credit Agreement”), among Debtor, the various financial institutions that were, or became, parties thereto and Royal Bank of Canada, as administrative agent and collateral agent, the Original Credit Agreement was amended and restated in its entirety and the indebtedness owing under the Original Credit Agreement was refinanced and carried forward by the First Amended and Restated Credit Agreement and all of the liens and security interests securing the “Obligations” (as defined in the Original Credit Agreement) were carried forward and secured, without interruption or loss of priority, the “Obligations” (as defined in the First Amended and Restated Credit Agreement) under the First Amended and Restated Credit Agreement.
     D. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of September 11, 2009, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of November 30, 2009, a Second Amendment to Second Amended and Restated Credit Agreement dated as of December 17, 2009 (the “Second Amendment to Second Amended and Restated Credit Agreement”) and a Third Amendment to Second Amended and Restated Credit Agreement dated as of February 18, 2010 (as amended, the “Second Amended and Restated Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given such terms in the Second Amended and Restated Credit Agreement), among Debtor, the various financial institutions that were, or become, parties thereto and Royal Bank of Canada, as administrative agent and collateral agent, the First Amended and Restated Credit Agreement was amended and restated in its entirety and the indebtedness owing under the First Amended and Restated Credit Agreement was refinanced and carried forward by the Second Amended and Restated Credit Agreement and all of the liens and security interests securing the “Obligations” (as defined in the First Amended and Restated Credit Agreement) were carried forward and secured, without interruption or loss of priority, the “Obligations” (as defined in the Second Amended and Restated Credit Agreement) under the Second Amended and Restated Credit Agreement.

QELP and QELPGP Equity Lien Release

     E. Pursuant to Section 10.21 of the Second Amended and Restated Credit Agreement, upon the closing of the Recombination each Lender, together with the Administrative Agent and the Collateral Agent, agreed to release, discharge and terminate any Lien against the equity of QELP (or any successor following any merger or conversion) pledged to secure the Obligations in order for Debtor to pledge all such equity to secure, on a first lien priority basis, Debtor’s guarantee of the Obligations (as defined in the QELP Credit Agreement) and on a second lien priority basis, guarantee of the Obligations (as defined in the QELP Second Lien Credit Agreement).
     F. This Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery of this Agreement has been approved by 100% of the Lenders by their execution of the Second Amendment to Second Amended and Restated Credit Agreement.
     NOW, THEREFORE, in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by Secured Party on behalf of the Lenders, as follows:
1.	Immediately prior to the closing of the Recombination, Secured Party, on behalf of the Lenders, hereby TERMINATES, RELEASES AND DISCHARGES all right, title and interest of Secured Party and Lenders in and to the liens and security interests created under the Security Agreement or otherwise existing against the following specified collateral (collectively, the “Released Collateral”):
(i)	4,857,981 subordinated limited partnership units in Quest Energy Partners, L.P.;

(ii)	4,000,000 subordinated limited partnership units in Quest Energy Partners, L.P.;

(iii)	1,836,521 common limited partnership units in Quest Energy Partners, L.P.;

(iv)	1,365,000 common limited partnership units in Quest Energy Partners, L.P.; and

(v)	100% of the limited liability company membership units in Quest Energy GP, LLC.
2.	Nothwithstanding anything in the Security Agreement to the contrary, Debtor is not required to grant a security interest in equity interests in PostRock MidContinent Production, LLC after the closing of the Recombination.

3.	Secured Party hereby agrees to file a Uniform Commercial Code Financing Statement Termination Statement (UCC-3) to release the Released Collateral from the collateral covered by the UCC-1 Financing Statement naming Secured Party, as secured party, and Debtor, as debtor, filed with the Nevada Secretary of State’s Office on November 16, 2007 under file no. 20070381987.

4.	THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

QELP and QELPGP Equity Lien Release

5.	THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
[SIGNATURE PAGE FOLLOWS]

QELP and QELPGP Equity Lien Release

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent
for the Lenders

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency

QELP and QELPGP Equity Lien Release

Signature Page 1

THE UNDERSIGNED LENDER hereby consents to the foregoing as of the date first above written.

ROYAL BANK OF CANADA, as Lender
By:	/s/ Leslie P. Vowell
Leslie P. Vowell
Attorney-in-Fact

QELP and QELPGP Equity Lien Release

Signature Page 2